UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 19, 2010
OSI RESTAURANT PARTNERS, LLC
(Exact name of registrant as specified in its charter)

Delaware	1-15935	59-3061413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

OSI Restaurant Partners, LLC (the “Company”) has determined to seek an amendment to its credit agreement to permit the Company to sell the Outback Steakhouse businesses operated by the Company’s subsidiaries in Korea, Japan and Hong Kong (the “Asian Subsidiaries”).  The Company may also seek to sell development rights in other parts of Asia.  The Company is considering a sale of its Asian business at this time due to what it believes to be attractive market conditions and also because the Company's investment priorities do not allow it to aggressively invest in the Asian business to take full advantage of future growth opportunities.  In the event any such sale occurs, the Company intends to seek to use the proceeds to repay indebtedness under its credit agreement and invest more aggressively in the Company's core domestic concepts.  The Company can give no assurance as to whether or not the Company's lenders will agree to an amendment, what the terms of any amendment may be or whether or not the Company will be able to reach a satisfactory agreement for the sale of its Asian business.

In connection with seeking this amendment, the Company may be providing the unaudited financial information set forth in this Form 8-K to its lenders, including the following information which the Company has not historically provided publicly:

•	Revenues from the Asian Subsidiaries were $240.4 million for the twelve months ended September 30, 2009 and $276.5 million for the year ended December 31, 2008.

•	Net income attributable to the Asian Subsidiaries was $3.3 million for the twelve months ended September 30, 2009 and $2.5 million for the year ended December 31, 2008.

•	EBITDA (as defined below) attributable to the Asian Subsidiaries was $22.1 million for the twelve months ended September 30, 2009 and $23.5 million for the year ended December 31, 2008.

•	Adjusted EBITDA (as defined below) attributable to the Asian Subsidiaries was $39.5 million for the twelve months ended September 30, 2009 and $42.4 million for the year ended December 31, 2008.

•	Adjusted EBITDAR (as defined below) attributable to the Asian Subsidiaries was $61.4 million for the twelve months ended September 30, 2009 and $65.4 million for the year ended December 31, 2008.

The information presented for the trailing twelve months ended September 30, 2009 has been included in order to provide information for a twelve-month period that is more current than the Company’s results for the year ended December 31, 2008.  However, the information presented for the trailing twelve months ended September 30, 2009 is not necessarily comparable to the information presented for the year ended December 31, 2008.  The Company does not intend to update this financial information or disclose it in future filings with the Securities and Exchange Commission (the “SEC”).

Reconciliation of Net income attributable to the Asian Subsidiaries to EBITDA attributable to the Asian Subsidiaries, Adjusted EBITDA attributable to the Asian Subsidiaries and Adjusted EBITDAR attributable to the Asian Subsidiaries

EBITDA (earnings before interest, taxes, depreciation and amortization), Adjusted EBITDA (a measure the Company reports to its lenders, calculated by adjusting EBITDA to exclude certain stock-based compensation expenses, non–cash expenses and significant non–recurring items) and Adjusted EBITDAR (Adjusted EBITDA before rent expense) are supplemental measures of profitability that are not required by or presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).  They are not measurements of the Company’s or the Asian Subsidiaries’ financial performance under U.S. GAAP and should not be considered as alternatives to net income or loss or any other performance measures derived in accordance with U.S. GAAP or as alternatives to cash flow from operating activities as measures of the Company’s  or the Asian Subsidiaries’ liquidity.  The Company believes that EBITDA, Adjusted EBITDA and Adjusted EBITDAR provide investors with helpful information about the Company’s and the Asian Subsidiaries’ operations, cash flows and ability to meet their future debt service, capital expenditures and working capital requirements.

The following table reconciles Net income attributable to the Asian Subsidiaries to EBITDA attributable to the Asian Subsidiaries, Adjusted EBITDA attributable to the Asian Subsidiaries and Adjusted EBITDAR attributable to the Asian Subsidiaries for the twelve months ended September 30, 2009 and for the year ended December 31, 2008 (in thousands, unaudited):

	Twelve Months Ended September 30, 2009	Year Ended December 31, 2008
Net income attributable to the Asian Subsidiaries (1)	$3,329	$2,471
Provision for income taxes (2)	1,020	912
Interest expense, net	2,100	2,719
Depreciation and amortization	15,636	17,443
EBITDA attributable to the Asian Subsidiaries	$22,085	$23,545

Impairments, closings and disposals	1,089	2,018
Stock-based and other compensation expense	454	-
Non-cash rent expense (3)	959	1,045
Pre-opening expense	186	375
Other (4)	1,058	-
Intercompany adjustments (5)	13,656	15,446
Adjusted EBITDA attributable to the Asian Subsidiaries	$39,487	$42,429

Cash rent	21,869	22,947
Adjusted EBITDAR attributable to the Asian Subsidiaries	$61,356	$65,376
_________________
(1)
Unaudited, combined net income (loss) for the Asian Subsidiaries.  Combined net income does not necessarily include all consolidating U.S. GAAP or eliminating adjustments that may be included in the Company's consolidated, audited financial statements.

(2)	Includes local country income tax provisions only and may or may not be representative of taxes on a standalone basis if these were consolidated financial statements for a legal entity.
(3)	Represents the difference between straight-line and cash rent expenses.
(4)	Represents a non-recurring asset write-off in the twelve months ended September 30, 2009.
(5)
Primarily includes intercompany royalty fees to the Company that are excluded from Adjusted EBITDA attributable to the Asian Subsidiaries in order to compare the Asian Subsidiaries’ results to the Company’s consolidated Adjusted EBITDA, whereby those intercompany amounts are eliminated in consolidation.

Preliminary Fourth Quarter – Comparable Store Sales

Comparable Company-owned store sales for the Company’s significant restaurant brands for the quarter ended December 31, 2009 compared to the same quarter in 2008 changed by approximately:

Domestic comparable Company-owned store sales (stores open 18 months or more)
Outback Steakhouse	-5.9%
Carrabba’s Italian Grill	-3.6%
Bonefish Grill	1.0%
Fleming’s Prime Steakhouse and Wine Bar	-5.7%

Sales information for the fourth quarter of 2009 is preliminary and unaudited.  Upon completion of the audit of the Company’s fiscal year ended December 31, 2009, the final reported sales results may reflect changes from the information presented in this Form 8-K.

Cautionary Statement

This Form 8-K includes statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The Company is subject to a number of risks and uncertainties that could cause actual results to differ materially from historical periods and from the forward-looking statements included in this document, including, but not limited to, uncertainties relating to the ability of the Company to obtain the requisite agreement of the Company’s lenders to permit a sale of the Asian Subsidiaries and to use the proceeds of a sale in the manner the Company desires, the ability of the Company to find a buyer for the Asian Subsidiaries on satisfactory terms and conditions and the ability of any such buyer to finance and complete such a transaction.  Further information on potential factors that could affect the results of the Company is included in its Annual Report on Form 10-K filed with the SEC on March 31, 2009 and in its Quarterly Report on Form 10-Q filed with the SEC on November 13, 2009. The Company assumes no obligation to update the information in this Form 8-K, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI RESTAURANT PARTNERS, LLC
(Registrant)

Date: January 19, 2010	By:	/s/ Dirk A. Montgomery
Dirk A. Montgomery
Chief Financial Officer